Exhibit 10.3

EXECUTION VERSION

FIRST AMENDMENT TO IP LICENSE AGREEMENT

This FIRST AMENDMENT TO IP LICENSE AGREEMENT (this “Amendment”) is entered into as of December 29, 2025 (the “Amendment Effective Date”), by and between Evervolt Green Energy Holding Pte Ltd. (“Licensor”) and T1 Energy Inc. (“Licensee”). Licensor and Licensee are each a “Party” and, collectively, the “Parties.” Capitalized terms used but not otherwise defined herein have the meanings given to them in the IP License Agreement (as defined below).

WHEREAS, Trina Solar Co., Ltd. (“TCZ”) and Licensee entered into that certain IP License Agreement, dated December 23, 2024 (“IP License Agreement”);

WHEREAS, as of immediately prior to the execution of this Amendment (such time, the “Closing”), TCZ or its Affiliates sold, conveyed, assigned or otherwise transferred to Licensor its and their entire right, title and interest in, to and under all Licensed IP (including, for clarity, all Intellectual Property and Materials that would have been Licensed IP at any time during the Term but for the IP Sale (as defined below)) (such transaction, the “IP Sale”);

WHEREAS, as of immediately prior to the Closing in connection with the IP Sale, TCZ assigned, transferred, granted and conveyed to Licensor all of TCZ’s right, title and interest in and to the IP License Agreement and the IP License Agreement terminated as between TCZ and its Affiliates, on the one hand, and Licensee and its Affiliates, on the other hand; and

WHEREAS, the Parties wish to enter into this Amendment to amend the terms of the IP License Agreement in accordance with the terms herein.

NOW, THEREFORE, in consideration of the terms and conditions set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed by both Parties, and intending to be legally bound hereby, the Parties agree as follows:

1.	Amendments. Effective as of the Amendment Effective Date and immediately after the Closing:

(a)	The definition of “Licensed Materials” in Section 1.2 of the IP License Agreement is hereby deleted in its entirety and replaced by the following:

“Licensed Materials” means all Materials that relate to the Field or to the Licensed Products and that are provided by Licensor, TCZ or either of their respective Affiliates to Licensee, any of its Affiliates or any Sublicensees in the performance of their respective obligations or exercise of their rights in connection with any of the Commercial Agreements, together with all Intellectual Property therein and with respect thereto that is owned or otherwise Controlled by Licensor or its Affiliates as of the Amendment Effective Date or at any time during the Term.

(b)	The definition of “TUM 2” in Section 1.2 of the IP License Agreement is hereby deleted in its entirety and replaced by the following, which shall be inserted in alphabetical order and numbered accordingly, and all references to “TUM 2” in the IP License Agreement shall be replaced by references to “G2”:

“G2” means T1 G2 Austin Solar Cell LLC, a Delaware limited liability company.

(c)	Section 1.2 of the IP License Agreement is hereby amended to add the following definitions, to be inserted in alphabetical order and numbered accordingly:

“Amendment Effective Date” has the meaning set forth in the First Amendment.

“First Amendment” means that certain First Amendment to IP License Agreement, dated December 29, 2025, by and between Licensor and Licensee.

(d)	Section 1.2 of the IP License Agreement is hereby amended to delete those definitions that are not used in the IP License Agreement as a result of this Amendment.

(e)	Section 2.1 of the IP License Agreement is hereby amended to delete the clauses that state “otherwise to receive any services provided by Licensor or its Affiliates under the Commercial Agreements” in their entirety and replaced such clauses with the following:

otherwise to receive any services provided by Licensor, TCZ or either of their respective Affiliates under the Commercial Agreements

(f)	The following sentence is hereby deleted from Section 2.2 of the IP License Agreement:

For clarity, in the event that the IP Sublicense Agreement is terminated, this Agreement shall terminate in accordance with the terms hereof.

(g)	Section 2.3 of the IP License Agreement is hereby deleted in its entirety and replaced by the following:

[Reserved].

(h)	The following is hereby added as Section 2.6 of the IP License Agreement:

2.6 No Specified Foreign Entity IP. Notwithstanding anything to the contrary herein, the Parties hereby acknowledge and agree that: (a) the Licensed IP and any Third-Party Software expressly excludes any and all Intellectual Property and Materials owned by a specified foreign entity, as defined pursuant to Section 7701(a)(51)(B) and Section 7701(a)(51)(C) of the Internal Revenue Code of 1986, as amended (“Specified Foreign Entity”) (such Intellectual Property and Materials, “Specified Foreign Entity IP”) and (b) in no event shall any license granted to Licensee hereunder be interpreted to include rights to any Specified Foreign Entity IP.

(i)	Section 4.2(d) of the IP License Agreement is hereby amended to delete the second through the fourth sentences and replace them with the following:

To the extent the judgment or settlement does not specify what portion of the amount paid reflects Licensee’s damages, the Parties will negotiate in good faith to determine the allocation, and if the Parties are unable to resolve the disagreement, either Party may seek resolution in accordance with ARTICLE IX herein.

(j)	The following is hereby added as clause (f) of Section 5.6 of the IP License Agreement:

not, and shall cause its Affiliates not to, sell, convey, assign or otherwise transfer, directly or indirectly, any Licensed IP to a Specified Foreign Entity.

(k)	Section 5.7 of the IP License Agreement is hereby amended to delete the language preceding clause (a) in its entirety and replace such language with the following:

To the extent Licensor, any of its Affiliates, TCZ or any of its Affiliates (in connection with the Commercial Agreements) or G1 utilizes any Software owned by a Third Party (“Third-Party Software”) in the operation of any Approved Facility and, after the Closing Date the licensee of such Third-Party Software is Licensor or an Affiliate of Licensor, or TCZ or any of its Affiliates, then Licensor shall

(l)	Section 5.8 of the IP License Agreement is hereby deleted in its entirety and replaced by the following:

[Reserved].

(m)	Clause (a) in Section 6.2 of the IP License Agreement is hereby deleted in its entirety and replaced by the following:

(a) the combination of Licensed IP with content, materials, products or services provided by Licensee or Third Parties (other than TCZ and its Affiliates) that is not at the direction of Licensor or TCZ or their Affiliates or in compliance with Licensor’s or TCZ’s or its Affiliates’ instructions and Licensor or TCZ or any of their Affiliates does not and should not reasonably expect such combination to occur, where the use of Licensed IP alone in the absence of such combination would be non-infringing,

(n)	Clause (i) in Section 6.4(c) of the IP License Agreement is hereby deleted in its entirety and replaced by the following:

(i) obtain a license or grant of rights under (unless the owner of such Intellectual Property is a Specified Foreign Entity, in which case, Licensor shall acquire ownership of) the Intellectual Property that has been infringed or is alleged to be infringed, or other functionally equivalent Intellectual Property agreed upon by Licensee, which rights shall be no less favorable to Licensee than the terms hereof,

(o)	Each of Sections 8.2(a)(iii) and 8.2(a)(iv) of the IP License Agreement is hereby deleted in its entirety and replaced by the following:

[Reserved].

(p)	Section 10.4 of the IP License Agreement is hereby amended to delete the notice information for Licensor and replace it with the following:

Tan Chin Piaw

Director, Evervolt Green Energy Holding Pte Ltd.

18, Boon Lay Way, #06-107, Trade Hub 21, Singapore 609966

simon@evervolt.in

(q)	Schedule A (Licensed Patents) of the IP License Agreement is hereby amended to delete the “Owner” column in its entirety.

(r)	The following is hereby be added to Schedule D (Royalties) of the IP License Agreement as Section 1(d) thereto:

(d)	Notwithstanding anything to the contrary herein, Licensee shall not be obligated to make any payments under this Agreement, and no IP Royalties shall be payable, with respect to Solar Modules that are not Covered by, and do not otherwise use or incorporate, any Licensed IP. For the avoidance of doubt, all Solar Modules branded with Trina Trademarks and sold by G1 in the Territory, including any Solar Modules sold by G1 under the Current Offtake Agreements (as defined in the Sales Agency Agreement) but excluding that certain Fixed Margin Supply Contract made as of November 14, 2025 by and between G1 and TUS (the “Fixed Margin Contract”), shall be deemed to be Covered by Licensed IP for purposes of this Schedule D.

(s)	The following is hereby added to Schedule D (Royalties) of the IP License Agreement as Section 1(e) thereto:

(e)	Notwithstanding anything to the contrary herein, Licensee shall not be obligated to make any payments under this Agreement, and no IP Royalties shall be payable, with respect to any sales pursuant to the Fixed Margin Contract.

(t)	The definition of “Annual Commission and Royalty Cap” set forth on Schedule D (Royalties) of the IP License Agreement is hereby deleted in its entirety and replaced by the following:

“Annual Commission and Royalty Cap” means an aggregate cap per calendar year of two hundred million dollars ($200,000,000) for (i) all payments with respect to the Initial IP Royalties hereunder and (ii) Commissions (as such term is defined in the Sales Agency Agreement) payable pursuant to the Sales Agency Agreement.

(u)	The IP License Agreement is hereby amended to delete all references to the Commercial Agreements and the Transaction Agreement, other than in Section 1.2(k) and 2.1 (as amended herein).

2.	Name Change Acknowledgment. The Parties acknowledge and agree that as a result of their name changes, in the IP License Agreement, all references to FREYR Battery, Inc. or FREYR shall be replaced with references to Licensee and all references to Trina Solar US Manufacturing Module 1, LLC or TUM 1 shall be replaced with references to T1 G1 Dallas Solar Module (Trina) LLC (“G1”).

3.	Limited Effect. Except as expressly modified by this Amendment, all terms and conditions of the IP License Agreement shall continue in full force and effect.

4.	Entire Agreement. This Amendment and the IP License Agreement, together with all Exhibits, Schedules and attachments and any other documents incorporated by reference, constitute the sole and entire agreement of the Parties with respect to the subject matter of the IP License Agreement, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

5.	Governing Law; Jurisdiction. Section 9.1 of the IP License Agreement is hereby incorporated by reference, mutatis mutandis.

6.	Counterparts. This Amendment may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective representatives thereunto duly authorized.

LICENSOR

EVERVOLT GREEN ENERGY HOLDING PTE LTD.

Signature:	/s/ Tan Chin Piaw
Name:	Tan Chin Piaw
Title:	Director

[Signature Page to First Amendment to IP License Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective representatives thereunto duly authorized.

LICENSEE

T1 ENERGY INC.

Signature:	/s/ Daniel Barcelo
Name:	Daniel Barcelo
Title:	Chief Executive Officer and Chairman of the Board of Directors

[Signature Page to First Amendment to IP License Agreement]